EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The RBB Fund Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The RBB Fund Trust for the period ended August 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The RBB Fund Trust for the stated period.

/s/ Steven Plump	/s/ James G. Shaw
Steven Plump	James G. Shaw
Principal Executive Officer/ President,	Principal Financial Officer/ Chief Financial
The RBB Fund Trust	Officer, The RBB Fund Trust

Dated:	3/6/2023	Dated:	3/6/2023

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The RBB Fund Trust. for purposes of Section 18 of the Securities Exchange Act of 1934. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.